UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On July 31, 2007, ImmunoGen, Inc. (Nasdaq: IMGN) issued a press release to announce that the Company had earned a $5 million milestone payment from Genentech with the start of Phase II clinical testing of trastuzumab-DM1. The milestone was earned under the 2000 agreement granting Genentech the exclusive right to develop products using ImmunoGen’s maytansinoid TAP technology and linkers with therapeutic antibodies to HER2, as amended in 2006 to enable ImmunoGen to earn increased milestone payments with achievement of agreed upon process development milestones.  Trastuzumab-DM1 comprises Genentech’s trastuzumab anti-HER2 antibody and ImmunoGen’s DM1 cell-killing agent and is in development by Genentech for the treatment of HER2-positive metastatic breast cancer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: July 31, 2007	/s/ Daniel M. Junius
Daniel M. Junius
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of ImmunoGen, Inc. dated July 31, 2007